UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2012

NET PROFITS TEN INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54694	77-0716386
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

7956 Gen Luna Street, Quiapo Metro,
Manila, Philippines	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (209) 694-4885

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 8 – OTHER EVENTS

Item 8.01     Other Events.

     On October 26, 2012, Net Profits Ten Inc., a Nevada corporation (the “Company”) submitted applications to the Financial Industry Regulatory Authority (“FINRA”) requesting approval to: (i) effect a name change from the Company’s current name, “Net Profits Ten Inc.” to “World Moto, Inc.” (the “Name Change”); and (ii) effect a stock dividend of 181 shares of common stock of the Company for each share of common stock issued and outstanding (the “Stock Dividend”). Once approved by FINRA, the Stock Dividend is expected to increase the number of the Company’s issued and outstanding common stock to 146,668,825 from the current 810,325. In connection with the Name Change, it is expected that FINRA will assign the Company a new stock symbol.

     The Company anticipates that the Stock Dividend and Name Change will become effective on approximately November 8, 2012 and November 12, 2012, respectively; however, the effectiveness of the Stock Dividend and Name Change is subject to regulatory processing and approval by FINRA. The Company will file a subsequent Current Report on Form 8-K upon receipt of approval from FINRA announcing the effectiveness of the Stock Dividend and Name Change.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NET PROFITS TEN INC.

Date: October 26, 2012	By:	/s/ Marlon Liam
Marlon Liam
President and Director